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                                                                   Exhibit 10.36


                                  AMENDMENT TO
                             1996 STOCK OPTION PLAN
                                       OF
                       PREFERRED EMPLOYERS HOLDINGS, INC.

      AMENDMENT, dated as of January 22, 1999, to the 1996 Stock Option Plan of Preferred Employers Holdings, Inc., a Delaware Corporation, (the "Company").

      The Board desires to amend the 1996 Stock Option Plan as follows:

      1. Section 15(b) of the Plan is hereby amended and restated in its entirety as set forth below:

            "(b) REORGANIZATION, MERGER AND RELATED TRANSACTIONS. All outstanding options under the Plan shall become fully exercisable following the occurrence of any Trigger Event (as defined below), whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

                  (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of shares purchased pursuant to such offer;

                  (ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board were an election held on such date;

                  (iii) the date, during any period of two (2) consecutive
            years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination

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            for election by the stockholders of the Company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period; and

                  (iv) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:

                        (A) The merger or consolidation of the Company with
            another corporation (x) where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors, or (y) where the members of the Board of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or

                        (B) The sale or other disposition of all or
            substantially all the assets of the Company."

      2. All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Plan.

      3. This Amendment shall not constitute a waiver to or modification of any other provision, term or condition of the 1996 Stock Option Plan.


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